EXHIBIT 99.1

RPX Announces First Quarter 2013 Financial Results

SAN FRANCISCO – April 30, 2013 – RPX Corporation (NASDAQ: RPXC), a leading provider of patent risk management solutions, today announced its financial results for the first quarter ended March 31, 2013.

Financial Highlights

•	Revenue for the first quarter of fiscal 2013 totaled $61.2 million, up 40% from the prior year period

•	GAAP net income for the first quarter of fiscal 2013 was $14.7 million, or $0.28 per pro forma diluted share[1], up 82% or 87%, respectively, from the prior year period

•	Non-GAAP net income for the first quarter of fiscal 2013 was $17.5 million or $0.33 per pro forma diluted share[1], up 75% or 74%, respectively, from the prior year period

“We are pleased with the solid start to the year,” said John Amster, CEO of RPX, “we made progress across the board, including client additions, renewals and new initiatives like insurance and our fee-based business.”

Summary Results

Revenue for the first quarter increased 40% to $61.2 million, compared to $43.8 million in the first quarter of 2012.

Net acquisition spend during the quarter totaled $29.4 million, and included 11 new acquisitions of patent assets, in addition to the exercise of previously negotiated options to acquire licenses for new clients.

GAAP net income for the quarter was $14.7 million or $0.28 per diluted share, compared to $8.1 million or $0.15 per diluted share in the first quarter of 2012. Net income was $0.28 per pro forma diluted share[1] in the first quarter, compared to $0.15 per pro forma diluted share[1] in the first quarter of 2012.

Non-GAAP net income for the quarter, which excludes stock-based compensation and the amortization of acquired intangibles (in each case, net of tax), was $17.5 million or $0.33 per pro forma diluted share[1], compared to $10.0 million or $0.19 per pro forma diluted share[1] in the first quarter of 2012.

As of March 31, 2013, RPX had cash, cash equivalents and short-term investments of $283.4 million.

Business Outlook

This outlook reflects the Company’s current and preliminary view and may be subject to change.  Please see the paragraph regarding "Forward-Looking Statements" at the end of this news release.

The Company provided the following business outlook for the second quarter of fiscal 2013:

Subscription revenue[2]	$54.3 - $54.8 million
Other revenue	$2.5 million
Total revenue	$56.8 - $57.3 million
Net income (non-GAAP)	$12.1 - $12.6 million
Effective tax rate (non-GAAP)	37%
Pro forma weighted-average diluted shares outstanding	53.2 million

The Company provided the following business outlook for the full year 2013:

Subscription revenue[2]	$215 - $225 million
Other revenue	$8 - $10 million
Total revenue	$223 - $235 million
Cost of revenue (non-GAAP)	$96 - $101 million
SG&A (non-GAAP)	$48 - $52 million
Net income (non-GAAP)	$47 - $52 million
Effective tax rate (non-GAAP)	37%
Pro forma weighted-average diluted shares outstanding	53.3 million
Net acquisition spend	$115 - $125 million

The above outlook is forward-looking.  Actual results may differ materially.  Please refer to the information under the caption "Use of Non-GAAP Financial Information" below.

[1] Pro forma diluted shares computed to give effect to the shares of restricted stock outstanding as of the original date of issuance.

[2] Subscription revenue is comprised of revenue generated from membership subscription services and premiums earned from insurance policies.

Conference Call

RPX management will host a conference call and live webcast for analysts and investors at 2:00 p.m. PDT/5:00 p.m. EDT on April 30, 2013.  Parties in the United States and Canada can access the call by dialing 1-877-941-0844, using conference code 4611899.  International parties can access the call by dialing 1-480-629-9835, using conference code 4611899.

RPX will offer a live webcast of the conference call which can be accessed from the "Investor Relations" section of the Company's website at http://ir.rpxcorp.com. An audio replay of the conference call will also be available approximately two hours after the call and will be available for 30 days. To hear the replay, parties in the United States and Canada should call 1-800-406-7325 and enter conference code 4611899.  International parties should call 1-303-590-3030 and enter conference code 4611899.

About RPX Corporation

RPX Corporation (NASDAQ: RPXC) is a leading provider of patent risk solutions, offering defensive buying, acquisition syndication, patent intelligence and advisory services.  Since its founding in 2008, RPX has introduced efficiency to the patent market by providing a rational alternative to litigation. The San Francisco-based company’s pioneering approach combines principal capital, deep patent expertise, and client contributions to generate enhanced patent buying power. By acquiring patents, RPX helps to mitigate and manage patent risk for its growing client network.

Use of Non-GAAP Financial Information

This news release dated April 30, 2013 contains non-GAAP financial measures.  Tables are provided in this news release that reconcile the non-GAAP financial measures to the most directly comparable financial measures prepared in accordance with Generally Accepted Accounting Principles (GAAP). These non-GAAP financial measures include non-GAAP cost of revenue, non-GAAP selling, general and administrative expenses, non-GAAP net income, and non-GAAP net income per share.

To supplement the Company’s condensed consolidated financial statements presented on a GAAP basis, management believes that these non-GAAP measures provide useful information about the Company's core operating results and thus are appropriate to enhance the overall understanding of the Company's past financial performance and its prospects for the future. Management is excluding from its non-GAAP operating results stock-based compensation expenses (inclusive of related employer payroll taxes) and the amortization of acquired intangible assets. Management uses these non-GAAP measures to evaluate the Company’s financial results, and believes investors wish to exclude the effects of such items in comparing our financial performance with that of other companies. The adjustments to the Company's GAAP results are made with the intent of providing both management and investors a more complete understanding of the Company's underlying operational results, trends and performance. The presentation of additional information is not meant to be considered in isolation or as a substitute for or superior to financial results determined in accordance with GAAP.

Forward-Looking Statements

This news release and its attachments contain forward-looking statements within the meaning of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934.  These forward-looking statements include statements regarding RPX’s future financial performance as well as any statements regarding the Company’s strategic and operational plans.  The Company’s actual results may differ materially from those anticipated in these forward-looking statements.  Factors that may contribute to such differences include, among others, the Company’s ability to maintain an adequate rate of growth, the impact of the current economic climate on the Company’s business, the Company’s ability to effectively manage its growth and changes in its executive team, and the Company’s ability to attract new clients and retain existing clients.  Forward-looking statements are often identified by the use of words such as, but not limited to, “anticipate,” “believe,” “can,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “project,” “seek,” “should,” “target,” “will,” “would,” and similar expressions or variations intended to identify forward-looking statements.  More information about potential factors that could affect the Company’s business and financial results is contained in the Company’s most recent annual report on Form 10-K, its quarterly reports on Form 10-Q, and the Company’s other filings with the SEC.  The Company does not intend, and undertakes no duty, to update any forward-looking statements to reflect future events or circumstances.

#     #     #
Contacts:

Investor Relations	Media Relations
JoAnn Horne	Kaustuva Das
Market Street Partners	RPX Corporation
+1-415-445-3233	+1-415-529-3105
ir@rpxcorp.com	media@rpxcorp.com

RPX Corporation
Condensed Consolidated Statements of Operations
(in thousands, except per share data)
(unaudited)
	Three Months Ended
	March 31,
	2013	2012
Revenue	$61,194	$43,849
Cost of revenue	23,670	18,017
Selling, general and administrative expenses	14,473	13,223
Gain on sale of patent assets, net	—	(177)
Operating income	23,051	12,786
Other income (expense), net	51	(20)
Income before provision for income taxes	23,102	12,766
Provision for income taxes	8,407	4,685
Net income	$14,695	$8,081
Net income available to common stockholders:
Basic	$14,678	$7,840
Diluted	$14,678	$7,853
Net income per common share:
Basic	$0.29	$0.16
Diluted	$0.28	$0.15
Weighted-average shares used in computing net income per common share:
Basic	51,201	48,308
Diluted	52,653	51,226

RPX Corporation
Condensed Consolidated Balance Sheets
(in thousands)
(unaudited)
	March 31,	December 31,
	2013	2012
Assets
Current assets:
Cash and cash equivalents	$135,745	$73,638
Short-term investments	147,677	126,092
Accounts receivable	13,166	25,144
Other receivables	—	33,775
Prepaid expenses and other current assets	2,004	5,237
Deferred tax assets	8,039	7,658
Total current assets	306,631	271,544
Patent assets, net	206,195	199,314
Property and equipment, net	3,230	3,144
Intangible assets, net	2,847	3,226
Goodwill	16,460	16,460
Other assets	476	279
Total assets	$535,839	$493,967
Liabilities and stockholders' equity
Current liabilities:
Accounts payable	$500	$568
Accrued liabilities	5,122	7,206
Deferred revenue	114,291	101,249
Deferred payment obligations	500	500
Other current liabilities	12,265	1,813
Total current liabilities	132,678	111,336
Deferred revenue, less current portion	3,886	3,122
Deferred tax liabilities	17,746	18,108
Other liabilities	1,133	1,142
Total liabilities	155,443	133,708
Common stock	5	5
Additional paid-in capital	286,872	281,530
Retained earnings	93,439	78,744
Accumulated other comprehensive income (loss)	80	(20)
Total stockholders' equity	380,396	360,259
Total liabilities and stockholders' equity	$535,839	$493,967

RPX Corporation
Condensed Consolidated Statements of Cash Flows
(in thousands)
(unaudited)
	Three Months Ended March 31,
	2013	2012
Cash flows from operating activities
Net income	$14,695	$8,081
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	23,325	18,125
Stock-based compensation	3,708	2,491
Excess tax benefit from stock-based compensation	(968)	(4,494)
Imputed interest on deferred payment obligations	—	63
Gain on sale of patent assets	—	(177)
Amortization of premium on investments	1,270	1,020
Deferred taxes	(1,153)	—
Other	6	(13)
Changes in assets and liabilities:
Accounts receivable	11,978	9,663
Other receivables	33,775	—
Prepaid expenses and other assets	1,801	(1,208)
Accounts payable	(68)	(38)
Accrued and other liabilities	(1,978)	(5,049)
Deferred revenue	13,806	(2,474)
Net cash provided by operating activities	100,197	25,990
Cash flows from investing activities
Purchases of investments classified as available-for-sale	(58,030)	(75,255)
Maturities and sale of investments classified as available-for-sale	37,811	53,844
Decrease in restricted cash	—	500
Purchases of intangible assets	—	(33)
Purchases of property and equipment	(421)	(882)
Acquisitions of patent assets	(19,437)	(12,515)
Proceeds from sale of patent assets	—	200
Net cash used in investing activities	(40,077)	(34,141)
Cash flows from financing activities
Repayments of principal on deferred payment obligations	—	(3,250)
Proceeds from exercise of stock options and other common stock issuances	1,019	1,727
Excess tax benefit from stock-based compensation	968	4,494
Net cash provided by financing activities	1,987	2,971
Net increase (decrease) in cash and cash equivalents	62,107	(5,180)
Cash and cash equivalents at beginning of period	73,638	106,749
Cash and cash equivalents at end of period	$135,745	$101,569

RPX Corporation
Reconciliation of Pro Forma Net Income Per Share
(in thousands, except per share data)
(unaudited)
	Three Months Ended
	March 31,
	2013	2012
Net income	$14,695	$8,081
Pro forma net income per share:
Basic	$0.29	$0.16
Diluted	$0.28	$0.15
Shares used in computing pro forma net income per share:
Basic:
Basic weighted-average common shares	51,201	48,308
Add: Restricted stock	59	1,483
Shares used in computing pro forma basic net income per share	51,260	49,791
Diluted:
Diluted weighted-average common shares	52,653	51,226
Add: Restricted stock	59	1,483
Shares used in computing pro forma diluted net income per share	52,712	52,709

RPX Corporation
Reconciliation of GAAP to Pro Forma Non-GAAP Net Income Per Share
(in thousands, except per share data)
(unaudited)
	Three Months Ended
	March 31,
	2013	2012
Net income	$14,695	$8,081
Stock-based compensation[1]	3,778	2,673
Amortization of acquired intangible assets[2]	360	150
Income tax adjustments[3]	(1,285)	(888)
Non-GAAP net income	$17,548	$10,016
Pro forma non-GAAP net income per share:
Basic	$0.34	$0.20
Diluted	$0.33	$0.19
Pro forma weighted-average shares:
Basic	51,260	49,791
Diluted	52,712	52,709

RPX Corporation
Reconciliation of GAAP to Non-GAAP Cost of Revenue
(in thousands)
(unaudited)
	Three Months Ended
	March 31,
	2013	2012
Cost of revenue	$23,670	$18,017
Amortization of acquired intangible assets[2]	(56)	(56)
Non-GAAP cost of revenue	$23,614	$17,961

RPX Corporation
Reconciliation of GAAP to Non-GAAP Selling, General and Administrative Expenses
(in thousands)
(unaudited)
	Three Months Ended
	March 31,
	2013	2012
Selling, general and administrative expenses	$14,473	$13,223
Stock-based compensation[1]	(3,778)	(2,673)
Amortization of acquired intangible assets[2]	(304)	(94)
Non-GAAP selling, general and administrative expenses	$10,391	$10,456

[1] RPX excludes stock-based compensation and related employer payroll taxes from its non-GAAP financial measures.
[2] RPX excludes amortization expense related to intangible assets (other than patents) acquired in conjunction with the acquisition of businesses from its non-GAAP financial measures.
[3] Amount reflects income taxes associated with the above noted non-GAAP exclusions.

RPX Corporation
Additional Metrics
($ in thousands)
(unaudited)
	As of and for the Three Months Ended March 31,
Operating Metrics	2013	2012
Number of clients	146	116
Net additions	6	4
Trailing four quarters	30	35
Gross acquisition spend	$29,437	$13,380
Trailing four quarters	$267,857	$97,746
Net acquisition spend	$29,437	$13,380
Trailing four quarters	$132,427	$93,121
Full time equivalent headcount	125	125
	As of and for the Three Months Ended March 31,
Financial Metrics	2013	2012
Subscription revenue[1]	$54,024	$43,839
Advisory fees	3,570	—
Other revenue	3,600	10
Revenue	$61,194	$43,849
Cash, cash equivalents and short-term investments	$283,422	$252,104
Deferred revenue, current and noncurrent	$118,177	$105,801

[1] Subscription revenue is comprised of revenue generated from membership subscription services and premiums earned from insurance policies.